Exhibit 99.1

Company Contact:	The Investor Relations
Company:
Paul A. Brown, M.D., Chairman	Karl Plath or Brien Gately
(561) 478-8770, Ext. 123	(847) 296-4200

HearUSA REPORTS THIRD-QUARTER RESULTS

•	Revenues Exceed $18.4 Million, Increase 6.7% From Year-Ago Third Quarter

•	Marks Third Consecutive Quarter Of Sequential Revenue Improvements

•	Operating Income Increases to $1.1 million.

WEST PALM BEACH, Fla., November 9, 2004—HearUSA, Inc. (AMEX: EAR) today reported third quarter revenues increased 6.7 percent to $18.4 million from $17.3 million for the year-ago period. It was the third consecutive quarter of revenue improvement and reduced net losses. Operating income for the quarter ended September 25, 2004 was $1.1 million, well over four times the $245,000 operating income reported for the quarter ended September 27, 2003. The net loss for the third quarter was $233,000, or $0.01 per diluted share. That compared with a loss of $389,000, or $0.01 per diluted share, for the year-earlier third quarter. The 2004 third quarter net loss includes a non-cash interest charge of $532,000 relating to the December 2003 financing. There were no similar non-cash charges in the 2003 third quarter.

For the nine months ended September 25, 2004 revenues were $53.5 million, compared with $53.7 million for the prior year period. Operating income for the nine-month period was $1.2 million, compared with $2.5 million for the prior year period. The net loss was $2.8 million, or $0.09 per diluted share for the 2004 nine-month period. Net income for the 2003 nine-month period was $302,000, or $0.01 per diluted share. The 2004 results include a $1.6 million non-cash interest charge relating to the December 2003 financing. There were no similar charges in the year-ago period.

“Third quarter results benefited from a shift toward higher technology hearing aid purchases and the effects of a partial quarter of benefits from our recently implemented cost reduction program,” said Stephen J. Hansbrough, President and Chief Executive Officer. “The breakeven point for the company in the third quarter was approximately $18.8 million, in line with previously issued guidance,” stated Gino Chouinard, Executive Vice President and Chief Financial Officer. “We expect the breakeven point will be further reduced in the fourth quarter to approximately $18.6 million as a result of the full effect of the cost reduction program implemented in the third quarter. Once we achieve our breakeven point, we estimate that approximately 50% of all additional revenue generated in the existing company owned centers will become net income,” Mr. Chouinard concluded.

Further Gain In FY05

Chairman Paul A. Brown, M.D. stated, “Despite a fourth quarter that will be affected by off-days during the Thanksgiving and year-end holidays, we expect results to be similar to the third-quarter based on our expectation of continuing growth as a result of our enhanced marketing efforts directed at both private-pay and managed-care patients.” The Company previously announced new contracts with several healthcare providers that will add a hearing aid benefit beginning in January 2005, as well as currently contracted healthcare providers who are increasing their hearing aid benefits. Based on patient demographics, the Company expects the new and expanded contracts to result in more than $5 million of new business in 2005.

About HearUSA

HearUSA provides hearing care to patients whose health insurance and managed care organizations have contracted with the company for such care and to retail “self-pay” patients. The 156 company owned centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Wisconsin, Minnesota, Missouri and Washington and the province of Ontario Canada. In addition, the company has a network of 1,400 affiliated audiologists in 49 states. For further information, click on “investor information” at HearUSA’s website www.hearusa.com.

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those concerning the Company’s expectation that the breakeven point for the Company will be further reduced in the fourth quarter of 2004; that the fourth quarter 2004 results will be similar to third quarter 2004 results; and that new and expanded contracts will result in more than $5 million of new business in 2005. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as market demand for the Company’s goods and services; successful implementation of the Company’s cost reduction program; changes in the pricing environment; general economic conditions in those geographic regions where the Company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the 2003 fiscal year.

HearUSA, Inc.
Consolidated Balance Sheets

	September 25,	December 27,
	2004	2003
ASSETS	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$2,498,247	$6,714,881
Restricted Cash	285,000	—
Investment securities	150,000	435,000
Accounts and notes receivable, less allowance for doubtful accounts of $386,544 and $490,881	6,791,231	6,539,149
Inventories	925,755	979,092
Prepaid expenses and other	611,982	1,115,393

Total current assets	11,262,215	15,783,515
Property and equipment, net	3,923,851	4,969,265
Goodwill	33,410,903	33,222,779
Intangible assets, net	11,276,580	11,577,097
Deposits and other	375,733	630,694

	$60,249,282	$66,183,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,160,003	$6,750,234
Accrued expenses	2,062,064	2,492,094
Accrued salaries and other compensation	1,972,280	1,706,252
Current maturities of long-term debt	4,105,704	6,436,271
Dividends payable	253,970	728,699

Total current liabilities	15,554,021	18,113,550
Long-term debt	18,318,802	20,579,977
Commitments and contingencies	—	—
Convertible subordinated notes, net of debt discount of $5,938,723 and $7,423,596 (Note 4)	1,561,277	76,404
Mandatorily redeemable convertible preferred stock (Series E)	4,682,468	4,600,107
Stockholders’ equity
Preferred stock (Aggregate liquidation preference $2,330,000; $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	—	—
Series J (233 shares outstanding)	233	233

Total preferred stock	233	233
Common stock: $.10 par; 75,000,000 shares authorized 30,040,010 and 29,528,432 shares issued	3,004,014	2,952,845
Stock subscription	(412,500)	(412,500)
Additional paid-in capital	120,091,819	120,226,050
Accumulated deficit	(101,283,036)	(98,501,791)
Accumulated other comprehensive income	1,217,325	1,033,616
Treasury stock, at cost: 523,662 and 523,662 common shares	(2,485,141)	(2,485,141)

Total stockholders’ equity	20,132,714	22,813,312

	$60,249,282	$66,183,350

HearUSA, Inc.
Consolidated Statement of Operations
Three Months Ended September 25, 2004 and September 27, 2003

	September 25,	September 27,
	2004	2003
	(unaudited)	(unaudited)
Net revenues	$53,515,329	$53,664,664
Operating costs and expenses
Cost of products sold	15,064,687	15,202,201
Center operating expenses	27,971,230	26,062,405
General and administrative expenses	7,534,233	7,529,998
Depreciation and amortization	1,755,384	2,334,585

Total operating costs and expenses	52,325,534	51,129,189

Income from operations	1,189,795	2,535,475
Non-operating income (expense):
Interest income	11,045	16,701
Interest expense (including approximately $1,595,000 of non-cash debt discount amortization in 2004)	(3,467,304)	(1,608,717)

Income (loss) from continuing operations	(2,266,464)	943,459
Discontinued operations
Loss from discontinued operations	—	(201,536)

Net income (loss) before dividends on preferred stock	(2,266,464)	741,923
Dividends on preferred stock	(530,828)	(439,972)

Net income (loss) applicable to common stockholders	$(2,797,292)	$301,951

Net income (loss) from continuing operations, including dividends on preferred stock, per common share — basic	$(0.09)	$0.02

Net income (loss) from continuing operations, including dividends on preferred stock, per common share — diluted	$(0.09)	$0.01

Net income (loss) applicable to common stockholders per common share — basic	$(0.09)	$0.01

Net income (loss) applicable to common stockholders per common share — diluted	$(0.09)	$0.01

Weighted average number of shares of common stock outstanding — basic	30,425,804	30,424,466

Weighted average number of shares of common stock outstanding — diluted	30,425,804	48,191,168

HearUSA, Inc.
Consolidated Statement of Operations
Three Months Ended September 25, 2004 and September 27, 2003

	September 25,	September 27,
	2004	2003
	(unaudited)	(unaudited)
Net revenues	$18,430,846	$17,276,558
Operating costs and expenses
Cost of products sold	5,084,418	4,745,705
Center operating expenses	9,118,614	8,927,598
General and administrative expenses	2,585,408	2,657,870
Depreciation and amortization	563,816	700,011

Total operating costs and expenses	17,352,256	17,031,184

Income from operations	1,078,590	245,374
Non-operating income (expense):
Interest income	3,601	4,740
Interest expense (including approximately $532,000 of non-cash debt discount amortization in 2004)	(1,138,273)	(493,179)

Loss from continuing operations	(56,082)	(243,065)
Discontinued operations
Loss from discontinued operations	—	(3,830)

Net loss before dividends on preferred stock	(56,082)	(246,895)
Dividends on preferred stock	(177,331)	(142,547)

Net loss applicable to common stockholders	$(233,413)	$(389,442)

Net loss from continuing operations, including dividends on preferred stock, per common share — basic	$(0.01)	$(0.01)

Net loss from continuing operations, including dividends on preferred stock, per common share — diluted	$(0.01)	$(0.01)

Net loss applicable to common stockholders per common share — basic	$(0.01)	$(0.01)

Net loss applicable to common stockholders per common share — diluted	$(0.01)	$(0.01)

Weighted average number of shares of common stock outstanding — basic	30,429,902	30,423,652

Weighted average number of shares of common stock outstanding — diluted	30,429,902	30,423,652